Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Old Second Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $1.00 per share	457(f)(2)	8,103,165	(1)	N/A	$168,033,774.74	(2)	0.00015310	$25,725.97	(3)
Fees Previously Paid	-	-	-	-		-	-			-
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A			N/A					N/A	N/A	N/A	N/A
	Total Offering Amounts									$25,725.97
	Total Fees Previously Paid									0.00
	Total Fee Offsets									0.00
			Net Fee Due							$25,725.97

(1) Represents the number of shares of common stock, par value $1.00 per share (“Old Second common stock”), of Old Second Bancorp, Inc. (“Old Second”) estimated to be issuable upon completion of the merger. This number is based upon an estimate of (x) 3,139,058 shares of common stock, $1.00 par value per share (“Bancorp Financial common stock”), of Bancorp Financial, Inc. (“Bancorp Financial”) outstanding as of April 21, 2025, or issuable or expected to be cancelled or exchanged in connection with the merger of Bancorp Financial with and into Old Second, which is the sum of: (a) 2,813,992 shares of Bancorp Financial common stock outstanding, plus (b) 325,066 shares of Bancorp Financial common stock issuable upon vesting of restricted stock units under the Bancorp Financial, Inc. 2017 Incentive Compensation Plan, as amended multiplied by (y) the exchange ratio of 2.5814 shares of Old Second common stock for each share of Bancorp Financial common stock.

(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and computed pursuant to Rules 457(f)(2) thereunder as follows: (x) the Bancorp Financial book value per share of $53.53 as of December 31, 2024 multiplied by (y) the maximum number of shares of Bancorp Financial common stock to be converted in the merger.

(3) Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $153.10 per $1,000,000 of the proposed maximum aggregate offering price.